MCI COMMUNICATIONS CORPORATION

                                                  Debt Securities

                                      UNDERWRITING AGREEMENT BASIC PROVISIONS



                  MCI Communications Corporation, a Delaware corporation (the "Company"), proposes to issue and sell its senior debt securities (the "Senior Securities") and/or subordinated debt securities (the "Subordinated Securities" and, together with the Senior Securities, the "Securities") in one or more offerings on terms determined at the time of sale. The Senior Securities will be issued under an Indenture dated as of February 17, 1995, as amended by the Trust Indenture Reform Act of 1990 (the "Senior Indenture"), between the Company and Citibank, N.A., as trustee (the "Senior Trustee"), and the Subordinated Securities will be issued under an Indenture dated as of October 15, 1989, as amended by the Trust Indenture Reform Act of 1990 (the "Subordinated Indenture", and together with the Senior Indenture, the "Indentures"), between the Company and Bankers Trust Company, as trustee (the "Subordinated Trustee", and together with the Senior Trustee, the "Trustees"). Each issue of Securities may vary as to aggregate principal amount, maturity date, currency, interest rate or formula and timing of payments thereof, any redemption, repayment or sinking fund requirements and any other variable terms as the Senior Indenture or the Subordinated Indenture, as the case may be, contemplates and as may be set forth in the Senior Securities or Subordinated Securities issued from time to time.

                  This is to confirm the arrangements with respect to the purchase of Securities (the "Offered Securities") from the Company by one or more Representatives (collectively, the "Representative") and the several Underwriters (collectively, the "Underwriters") listed in the applicable terms agreement (the "Terms Agreement") entered into between the Company and the Representative, which Terms Agreement shall be substantially in the form of Annex A hereto. With respect to any particular Terms Agreement, the Terms Agreement, together with the provisions hereof incorporated therein by reference, is referred to herein as the "Agreement".

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-57155) in respect of certain of the Company's debt





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securities  under the Securities  Act of 1933, as amended (the "1933 Act"),  and the offering thereof from time to time in accor dance with Rule 415 of the rules and regulations of the Commis sion under the 1933 Act (the "1933 Act
Regulations"). Such registration statement has been declared effective by the Commission and each of the Indentures has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (and any further registration statement which may be filed by the Company for the purpose of registering additional debt securities and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectuses constituting a part thereof, and any prospectus supplement relating to the Offered Securities, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the 1933 Act or otherwise, are collectively referred to herein as the "Registration Statement" and the "Prospectus", respectively; provided, however, that the supplement to the Prospectus relating to the Offered Securities shall be deemed to have supplemented the Prospectus only with respect to the offering of Offered Securities to which it relates.

SECTION 1.  Representations and Warranties.

                  (a) The Company represents and warrants to the Representative and to each Underwriter named in the Terms Agree ment as of the date of such Terms Agreement (the "Representation Date"), as follows:

                  (i) Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qual ification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsi diaries considered as one enterprise.

             (ii) Subsidiaries. Each subsidiary of the Company which is a significant subsidiary as defined in Rule 405 of Regulation C of the 1933 Act Regulations (each, a "Signifi cant Subsidiary") has been duly incorporated and is validly





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         existing  as a  corporation  in good  standing  under  the  laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly qualified as a foreign corporation to transact busi ness and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and all such shares owned by the Company, directly or through subsidiaries, are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or security (except for any lien or encumbrance pursuant to the Indentures, the Revolving Credit Agreement, dated as of July 8, 1994, between the Company and Bank of America National Trust and Savings Association, as agent for the financial institutions party thereto, the Indenture, dated as of October 15, 1989, between the Company and Bankers Trust Company, as trustee, the Indenture, dated as of October 15, 1989, between the Company and Citibank, N.A., as trustee, and the Junior Subordinated Indenture, dated as of May 29, 1996, between the Company and Wilmington Trust Company, as trustee).

            (iii) Registration Statement and Prospectus. At the time the Registration Statement became effective, the Registration Statement complied, and as of the Representa tion Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission promulgated thereunder. The Registration State ment, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective and any Annual Report on Form 10-K is filed by the Company with the Commission and as of the Representation Date, will not, contain an untrue state ment of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Offered Securities which differs from the Prospectus on file with the Commission as of the Representation Date, in which case at the time it is first provided to the





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         Underwriters  for such  use) and at the  Closing  Time  referred  to in
         Section 2 will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made,
         not  misleading;   provided,  however,  that  the  representations  and
         warranties in this subsection shall not apply to statements in or omis sions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Representative expressly for use in the
         Registration   Statement  or   Prospectus   or  to  that  part  of  the
         Registration Statement which constitutes the Statements of Eligibility under the 1939 Act (Form T-1) of the Trustees.

             (iv) Incorporated Documents. The documents incorpo rated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, did not and will not, as the case may be, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were or are made, not misleading.

              (v) Accountants. The accountants who certified the financial statements included or incorporated by reference in the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

             (vi) Financial Statements. The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis.

            (vii) Material Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsi diaries considered as one enterprise, whether or not arising in the ordinary course of business.

           (viii) No Defaults. Neither the Company nor any of its subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties is bound, except where such viola tion or default would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries con sidered as one enterprise; and the execution and delivery of any applicable Terms Agreement to which this Agreement is attached and forms a part thereof and the applicable Indenture and the consummation of the transactions contem plated herein and therein have been duly authorized by all necessary corporate action and do not conflict with or constitute a breach of, or default under, or result in the creation or imposition or violation of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (A) the charter or by-laws of the Company, (B) any law, administrative regulation or administrative or court order or decree applicable to the Company, (C) any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any such subsidiary is a party or by which it or any of them is bound or to which any of the property or assets of the Company or any such subsidiary is subject where, in the case of clause
         (C), such conflict, breach or default, or creation, imposition or violation, would have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise.

             (ix) Legal Proceedings; Contracts. Except as set forth or incorporated by reference in the Prospectus, there is no action, suit or proceeding before or by any court or govern mental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which might, in the opinion of the Company, result in any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, or might materi ally and adversely affect the properties or assets thereof or might materially and adversely affect the consummation of the transactions contemplated by this Agreement, any





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         applicable Terms Agreement or the applicable  Indenture;  and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed or incorporated by reference as exhibits thereto.

                  (x) No Authorization, Approval or Consent Required. No authorization, approval, consent, order or decree of any court or governmental authority or agency is necessary in connection with the sale of the Offered Securities, except those which have been obtained prior to the execution and delivery of the applicable Terms Agreement to which this Agreement is attached and forms a part thereof.

             (xi) Regulatory Certificates, Authorities and Permits. The Company and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such certificates, authorities or permits would not have a material adverse effect on the con dition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise; and neither the Company nor any of its sub sidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, finan cial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enter prise.

           (xii) Authorization and Validity of the Offered Securities. The Offered Securities have been duly author ized for issuance and sale pursuant to this Agreement and any applicable Terms Agreement and, when issued, authenti cated and delivered pursuant to the provisions of this Agreement, such Terms Agreement and the applicable Indenture against payment of the consideration therefor specified in such Terms Agreement, such Offered Securities will consti tute valid and binding obligations of the Company enforce able against it in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insol vency, or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equity principles and except further as enforcement thereof may be limited by
         (i) requirements that a claim with respect to Offered Securities denominated other than in U.S. dollars





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         (or a foreign  currency  or currency  unit  judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (ii) any statute, law, judgment, decree, order, regulation or rule of any court or governmental authority that limits, delays or prohibits the making of payments in a foreign currency or currency unit or payments outside the United States; the Offered Securities will be in the form(s) prescribed in or pursuant to the applicable Indenture, and the Offered Securities and the applicable Indenture conform in all material
         respects  to  all  statements   relating   thereto   contained  in  the
         Prospectus; and each holder of Offered Securities will be entitled to the benefits provided by the applicable Indenture.

            (xiii) Authorization of this Agreement and Terms Agreement. This Agreement and the applicable Terms Agree ment, as of the Representation Date, will have been, duly authorized, executed and delivered by the Company.

             (xiv) Doing Business with Cuba. The Company has complied, and as of the Representation Date will comply, with all of the provisions of
         Section 517.075 of the Florida Statutes, and all rules and regulations promulgated thereunder, relating to issuers doing business in Cuba.

                  (b) Additional Certifications. Any certificate signed by any officer of the Company and delivered to the Representative or to counsel for the Underwriters in connection with an offering of Offered Securities shall be deemed a representation and war ranty by the Company to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate.

SECTION 2.  Purchase and Sale.

         (a) The obligations of the Underwriters to purchase, and the Company to sell, the Offered Securities shall be evidenced by the Terms Agreement. The several commitments of the Underwriters to purchase Offered Securities pursuant to such Terms Agreement shall be deemed to have been made on the basis of the represen tations and warranties herein contained and shall be subject to the terms and conditions herein set forth. The Terms Agreement shall specify the principal amount of the Senior Securities and/ or Subordinated Securities, the names of the Underwriters parti cipating in the offering (subject to substitution as provided in Section 10 hereof) and the principal amount of Offered Securities which each Underwriter severally has agreed to purchase, the purchase price to be paid by the Underwriters for the Offered Securities, the initial public offering price, if any, of the





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Offered  Securities,  any  delayed  delivery  arrangements  and any terms of the
Offered Securities not already specified in the applicable Indenture pursuant to which they are being issued (including, but not limited to, designations, denominations, current ratings, interest rates or formulas and payment dates,
maturity  dates,   redemption  and/or  repayment  provisions  and  sinking  fund requirements).

    (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and condi tions herein set forth, the Company may grant, subject to any applicable laws or regulations, if so provided in the Terms Agreement relating to the Offered Securities, an option to the Underwriters named in such Terms Agreement, severally and not jointly, to purchase up to the amount of Option Securities set forth therein at the same price as is applicable to the Offered Securities. Such option, if granted, will expire 30 days after the date of the applicable Terms Agreement relating to the Offered Securities, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribu tion of the Offered Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than three full business days after the exer cise of said option, nor in any event prior to Closing Time, unless otherwise agreed upon by the Representative and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Offered Securities each such Underwriter has agreed to pur chase as set forth in the applicable Terms Agreement bears to the total number of Offered Securities, subject to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional Securities.

    (c) Payment of the purchase price for, and delivery of, any Offered Securities to be purchased by the Underwriters shall be made at the office of Brown & Wood, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M., New York City time, on the third business day (unless postponed in accordance with the provisions of Section 10) following the date of the applicable Terms Agreement, or at such other time as shall be agreed upon by the Representative and the Company (each such time and date being referred to herein as a "Closing Time"). In





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addition, in the event that notice of the exercise of the option to purchase any or all of the Option  Securities  is given  pursuant to  subsection  (b) of this
Section 2, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices of Brown & Wood, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company. In either case, unless otherwise specified in the applicable Terms Agreement, payment shall be made to the Company by a certified or official bank check or checks in Federal or similar same-day funds payable to the order of the Company against delivery to the Representative for the respective accounts of the Underwriters of the Offered Securities to be purchased by them. Such Offered Securities shall be in such denominations and registered in such names as the Representative may request in writing at least two business days prior to the applicable Closing Time or Date of Delivery, as the case may be. The Offered Securities, which may be in tempo rary form, will be made available for examination and packaging by the Representative on or before the first business day prior to Closing Time or Date of Delivery, as the case may be.

SECTION 3.  Covenants of the Company.

                  The Company covenants with the Representative and with each Underwriter participating in an offering of the Offered Securities, as follows:

                  (a) Preparation of Prospectus Supplement. Immediately following the execution of the applicable Terms Agreement, the Company will prepare a supplement to the Prospectus setting forth the principal amount of Senior Securities or Subordinated Securities covered thereby, the terms of the Offered Securities not otherwise specified in the applicable Indenture, the names of the Underwriters participating in the offering and the principal amount of the Offered Securities which each severally has agreed to purchase, the name of the Underwriter or Underwriters acting as the Representative in connection with the offering, the price at which the Offered Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, and such other information as the Representative and the Company deem appropri ate in connection with the offering of the Offered Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the 1933 Act Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus and such Prospectus Supplement as the Representative shall reasonably request.






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                  (b) Notice of Certain  Events.  The  Company  will  notify the
Representative immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (c) Notice of Certain Proposed Filings. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment or any additional registration statement with respect to the registration of additional debt securities of the Company) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Offered Securities that differs from the prospec tus on file with the Commission at the time the Registration Statement became effective, whether or not such revised prospec tus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations, and including the documents incorporated by reference into the Prospectus), whether by the filing of docu ments pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Representative with copies of any such amendment or supplement a reasonable time in advance of such proposed filing or use, as the case may be and will not file any such amendment or supplement or use any such prospectus to which the Representative or counsel to the Underwriters shall reasonably object.

                  (d) Copies of the Registration Statement and the Prospectus. The Company will deliver to the Representative one signed copy and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospec tus) as the Representative may reasonably request. The Company will furnish to the Representative as many copies of the Prospectus (as amended or supplemented) as the Representative shall reasonably request so long as the Underwriters are required





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to deliver a Prospectus in connection with sales or  solicitations  of offers to purchase the Offered Securities.

                  (e)      Revisions of Prospectus -- Material Changes.  If
                           -------------------------------------------
at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, then, after the receipt by the Company of such opinion, the Company will forthwith amend or supplement the Prospectus by either (i) preparing and furnishing to the Representative a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Prospectus (in form and substance reasonably satisfactory to counsel for the Underwriters) or (ii) making an appropriate filing pursuant to Section 13 or 14 under the 1934 Act (in form and substance reasonably satisfactory to counsel for the Underwriters), so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Representative a reasonable number of copies of such amendment or supplement.

                  (f) Earnings Statements. The Company will make gen erally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provi sions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of the Offered Securities.

                  (g) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Representative, to qualify the Offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representative may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Securities have been qualified as provided above.

                  (h) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act on or before the time such documents are required to be filed.

                  (i) Stand-Off Agreement. The Company will not, be tween the date of any Terms Agreement and the applicable Closing Time, without the Representative's prior written consent, offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Offered Securities which are to be sold pursuant to such Terms Agreement, commercial paper in the ordinary course of business and borrowings under the Company's revolving credit facilities).

SECTION 4.  Payment of Expenses.

                  The Company will pay all expenses incident to the per formance of its obligations under this Agreement or any Terms Agreement, including:

                  (i) The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

             (ii) The preparation and filing of this Agreement and each Terms Agreement;

            (iii) The preparation, printing, issuance and delivery of the Offered Securities, including any fees and expenses relating to the issuance of Offered Securities in book-entry form;

             (iv) The fees and disbursements of the Company's accountants and counsel, of the applicable Trustee and its counsel, and of any issuing and paying agent, calculation agent or exchange rate agent;

              (v) The qualification of the Offered Securities under securities laws in accordance with the provisions of Section 3(g), including the reasonable fees and disbursements of counsel to the Underwriters (other than filing fees) in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey up to a maximum of $10,000 for any series of Offered Securities and filing fees;

             (vi) The printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registra tion Statement and any amendments thereto, and of the Pro spectus and any amendments or supplements thereto, and the delivery by the Underwriters of the Prospectus and any amendments or supplements thereto in connection with solic itations or confirmations of sales of Offered Securities;

            (vii) The preparation and delivery to the Underwriters of copies of the applicable Indenture;

           (viii) Any fees charged by rating agencies for the rating of the Offered Securities; and

             (ix) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.

                  If  the  applicable  Terms  Agreement  is  terminated  by  the
Representative  in accordance  with the provisions of Section 5 or clause (i) of
Section 9 hereof, the Company shall reimburse the Underwriters named in such Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disburse ments of counsel for such Underwriters.

SECTION 5.  Conditions of Underwriters' Obligations.

                  The obligations of the Underwriters hereunder are sub ject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company in all material respects under the then pertaining circumstances of its obligations hereunder, and to the following further condi tions:

         (a) At the applicable Closing Time, no stop order suspend ing the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

         (b) At the applicable Closing Time, the Representative shall have received:

                  (1) Opinion of Company Counsel. The opinion of Kramer, Levin, Naftalis & Frankel, counsel to the Company, to the effect that:

                           (i) The  Company  has been duly  incorporated  and is
                  validly existing as a corporation in good standing under the laws of the State of Delaware.

                      (ii) The Company has the corporate  power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement.

                     (iii) This  Agreement and the  applicable  Terms  Agreement have each been duly authorized, executed and delivered by the Company.

                      (iv) The Indenture under which the Offered  Securities are to be issued has been duly and validly authorized, executed and delivered by the Company and (assuming such Indenture has been duly authorized, exe cuted and delivered by the applicable Trustee) consti tutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except that (i) enforceability may be limited by bank ruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and by gen eral principles of equity and (ii) the remedy of speci fic performance and injunctive and other forms of equi table relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and except further as enforcement thereof may be limited by (A) require ments that a claim with respect to Offered Securities denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) any statute, law, judgment, decree, order, regulation or rule of any court or governmental authority that limits, delays or prohibits the making of payments in a foreign currency or currency unit or payments outside the United States.

                           (v) The Offered Securities,  in the form(s) certified
                  by the Company to be a true and correct copy, are in the form(s) prescribed in or pursuant to the applicable Indenture, have been duly and validly authorized by all necessary corporate action on the part of the Company and, when executed and authenti cated as specified in or pursuant to the applicable Indenture and delivered against payment of the con sideration therefor determined in accordance with this Agreement and the applicable Terms Agreement, will be valid and binding obligations of the Company, enforce able against it in accordance with their terms, except that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and except further as enforce ment thereof may be limited by (A) requirements that a claim with respect to Offered Securities denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or
                  (B) any statute, law, judgment, decree, order, regulation or rule of any court or governmental authority that limits, delays or prohibits the making of payments in a foreign currency or currency unit or payments outside the United States; and each holder of Offered Securities will be entitled to the benefits of the applicable Indenture.

                      (vi) The statements in the  Prospectus  under the captions
                  "Description of Debentures", "Description of Senior Securities" or "Description of Subordinated Securities", as the case may be, and "Federal Income Tax Consequences", insofar as they purport to summarize certain provisions of documents specifically referred to therein, are accurate summaries of such provisions in all material respects.

                     (vii) The applicable Indenture is qualified under the 1939 Act.

                    (viii) The  Registration  Statement is  effective  under the
                  1933 Act and, to the best of such counsel's knowl edge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                      (ix) At the time the Registration Statement became effective and at the Representation Date, the Registra tion Statement (other than the financial statements and notes thereto and related schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom) complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the regulations of the Commission under each of those Acts.

                           (x) No  authorization,  approval,  consent,  order or
                  decree of any United States or Delaware court or gov ernmental authority or agency is necessary in connec tion with the sale of the Offered Securities, except such as may be required under the 1933 Act, the 1939 Act, the regulations of the Commission promulgated under each of those Acts or state securities or Blue Sky laws.

                      (xi) Each document filed pursuant to the 1934 Act and incorporated by reference in the Prospectus (other than the financial statements and notes thereto and related schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom) complied when filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations thereunder.

                     (xii) The  execution and delivery of the  applicable  Terms
                  Agreement to which this Agreement is attached and forms a part thereof and the applicable Indenture and the consummation of the transactions contemplated herein and therein do not conflict with or result in any violation of the provisions of the charter or by-laws of the Company.

                  (2) Opinion of General Counsel. The opinion of the General Counsel of the Company to the effect that:

                           (i) To the  best of  such  counsel's  knowledge,  the
                  Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries considered as one enterprise.

                           (ii) Each  Significant  Subsidiary of the Company has
                  been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, and, to the best of such counsel's knowledge, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualifica tion is required, except where the failure to so quali fy would not have a material adverse effect on the Company and its subsidiaries considered as one enter prise; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable, and all of such capital stock owned by the Company, directly or through subsidiaries, is owned free and clear of any mortgage, pledge, lien, encum brance, claim or equity (except for any lien or encum brance pursuant to the Indentures, the Revolving Credit Agreement, dated as of July 8, 1994, between the Company and Bank of America National Trust and Savings Association, as agent for the financial institutions party thereto, the Indenture, dated as of October 15, 1989, between the Company and Bankers Trust Company, as trustee, the Indenture, dated as of October 15, 1989, between the Company and Citibank, N.A., as trustee, and the Junior Subordinated Indenture, dated as of May 29, 1996, between the Company and Wilmington Trust Company, as trustee).

                     (iii) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their property is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, in the aggregate, not material to the Company and its subsidiaries considered as one enterprise.

                      (iv) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or docu ments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhi bits thereto, the descriptions thereof or references thereto are correct in all material respects, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condi tion contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by refer ence which would have a material adverse effect on the Company and its subsidiaries considered as one enterprise.

                           (v) To the  best of  such  counsel's  knowledge,  the
                  execution and delivery of the applicable Terms Agreement to which this Agreement is attached and forms a part thereof and the applicable Indenture and the consummation of the transactions contemplated herein and therein do not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel and to which the Company or any of its subsidiaries is a party or by which it or any of them is bound or to which any of the material property or assets of the Company or any of its subsidiaries is subject, or any material United States or Delaware law, administrative regulation or administrative or court order or decree known to such counsel to be applicable to the Company of any United States or Delaware court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company.

         (3) Opinion of Counsel to the Company Relating to the Communications Act. The opinion of the General Counsel of the Company, or other counsel to the Company satisfactory to the Underwriters, to the effect that, under the Communications Act of 1934, as amended, or the Telecommunications Act of 1996 (collectively, the "Communications Act") (as to which matters the opinions required pursuant to subsection (b)(1) (and (b)(2), if the General Counsel of the Company is not rendering the opinions required by this subsection (b)(3) of this Section 5) of this Section 5 shall not cover):

                  (i) Nothing in the Communications Act prevents, impairs, limits or otherwise adversely affects (i) the due and valid authorization, execution and delivery of the Offered Securities or the applicable Indenture, (ii) the valid and binding nature or enforceability of any of the provisions of the Offered Securities or the applicable Indenture or (iii) any holder of Offered Securities from being entitled to the benefits of the applicable Indenture.

             (ii) To the best of such counsel's knowledge, under the Communications Act there are no legal or governmental pro ceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their property is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, in the aggregate, not material to the Company and its subsidiaries considered as one enterprise.

            (iii)  Insofar  as  such  relates  to  the  Communications  Act,  no authorization, approval, consent, order or decree of any court or governmental authority or agency is necessary in connection with the sale of the Offered Securities; and, to the best of such counsel's knowledge, the execution and delivery of the applicable Terms Agreement to which this Agreement is attached and forms a part thereof and the applicable Indenture and the consummation of the transac tions contemplated herein and therein do not conflict with, violate or result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the Communications Act or any administrative regulations there under.

                  (4) Opinion of Counsel to the Underwriters. The opinion of Brown & Wood, counsel to the Underwriters, with respect to such matters as the Representative may reasonably request.

                  (5) Rule 10b-5 Opinion. In giving their opinions required by subsections (b)(1), (b)(2), (b)(3) and (b)(4), respectively, of this
         Section 5, Kramer, Levin, Naftalis & Frankel, the General Counsel of the Company, counsel rendering the opinions required by subsection
         (b)(3) (as to any matters under the Communications Act) and Brown & Wood shall each additionally state that nothing has come to their attention that has caused them to believe that the Registration Statement (other than the financial statements and notes thereto and related schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom and the Statements of Eligibility of the Trustees on Form T-1, as to which such counsel need not express any belief), at the time it became effective or (if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement) at the time such amendment became effective or at the time of the most recent such filing, or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements and notes thereto and related schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom), at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Offered Securities that differs from the Prospectus on file at the Commission as of the Representation Date, in which case at the time it is first provided to the Underwriters for such use) or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) Officer's Certificate. At the applicable Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which infor mation is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or other wise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; and the Representa tive shall have received (1) a certificate of the Chief Financial Officer and the Treasurer of the Company, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the other representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though expressly made at and as of the date of such Closing Time,
(iii) the Company has in all material respects complied with all agreements and satis fied all conditions on its part to be performed or satisfied at or prior to such Closing Time and (iv) to such officers' knowl edge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission and (2) a certificate of the Chief Financial Officer or the Controller of the Company, dated as of such Closing Time, to the effect that there was no material decrease, on a consolidated basis, in the net assets of the Company at a specified date not more than five days prior to the date of such certificate, as compared with the amounts shown on the most recent consolidated balance sheet of the Company incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of such certificate, there were no material decreases, as compared with the corresponding period in the preceding year, on a consolidated basis, in the revenue or net income of the Company, except in each such case as set forth in or contemplated by the Registration Statement and the Prospectus and except for such exceptions enumerated in such certificate as shall have been agreed to by the Representative and the Company.

                  (d) Comfort Letter. Prior to the close of business on the first business day succeeding the date of the applicable Terms Agreement, the Representative shall have received a letter from Price Waterhouse LLP or their successors as the Company's independent accountants (the "Independent Accountants"), dated the date of such Terms Agreement, in form and substance satis factory to the Representative, to the effect that:

                  (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations;

             (ii) in their opinion, the consolidated financial statements of the Company audited by them and incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 or the 1934 Act and the 1934 Act Regulations;

            (iii) they have performed specified procedures, not constituting an audit, including a reading of the latest available interim unaudited consolidated financial informa tion of the Company, a reading of the minute books of the Company since the end of the most recent year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company responsi ble for financial and accounting matters with respect to the unaudited consolidated financial statements incorporated by reference in the
         Registration Statement and the Prospectus and the latest available interim unaudited consolidated financial information of the Company and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) the unaudited consolidated financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting require ments of the 1934 Act and the 1934 Act Regulations or that any material modifications should be made to such unaudited consolidated financial statements for them to be in conform ity with generally accepted accounting principles, (B) at the date of the latest available interim unaudited consoli dated financial information, there was any decrease in the consolidated capital stock or any increase in consolidated long-term debt of the Company or any decrease in the consolidated net assets of the Company, in each case as compared with the amounts shown on the most recent con solidated balance sheet of the Company incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of such balance sheet to the date of the latest available interim unaudited consoli dated financial information, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or net income of the Company, except in each such case as set forth in or contemplated by the Registration Statement and the Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Representative and the Company or (C) at a specified date not more than five days prior to the date of such letter, there was any decrease of 5% or more in the consolidated capital stock or any increase of 5% or more in consolidated debt of the Company consisting of commercial paper, bank borrowings or publicly registered debt, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Company, except in each such case as set forth in or contemplated by the Registration Statement and the Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Representative and the Company;

             (iv)          the letter shall also state that they have:

                           (A) Compared the dollar amounts set forth under the columns under the captions "Capitaliza tion" and "Selected Consolidated Financial
                                    Data" to the appropriate consolidated state
                                  ments of operations included in the Company's
                                    Annual Reports to Stockholders and the quar
                                  terly reports on Form 10-Q, or to accounts in
                                    the Company's accounting records subject to
                                    its system of internal accounting controls and to schedules prepared by the Company therefrom, as appropriate;

                           (B) Compared the dollar amounts set forth under the caption "Recent Developments", if any, to the appropriate unaudited consolidated state ments of operations of the Company; and

                           (C) Compared the dollar amounts set forth under the columns in the exhibit "Computation of Ratio of Earnings to Fixed Charges" to the appropriate consolidated statements of oper ations and disclosures included in the

                                    Company's Annual Reports to Stockholders and the quarterly reports on Form 10-Q, or to accounts in the Company's accounting records and to schedules prepared by the Company therefrom, as appropriate, and computed the ratios set forth in the same exhibit.

                  (v) In addition to the examination referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus, and the limited procedures referred to in clauses (iii) and (iv) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by the Representa tive, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidi aries identified in such letter.

                  (e)  Bring-Down Comfort Letter and Certificate.  At the
                       -----------------------------------------
applicable Closing Time, the Representative shall have received from the specified officers of the Company a certificate, and from the Independent Accountants a letter, each dated as of such Closing Time, to the effect that they each reaffirm the state ments made in the certificate furnished pursuant to subsection
(c)(2) and the letter furnished pursuant to subsection (d) of this Section 5, respectively, except that the "specified date" referred to shall be a date not more than five days prior to Closing Time.

                  (f) Other Documents.  At the applicable  Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Offered Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and complete ness of any of the representations and warranties, or the ful fillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Offered Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Represen tative and to counsel for the Underwriters.

                  (g) Option Securities.  In the event the Underwriters exercise their option provided in the applicable Terms Agreement as set forth in Section 2(b) hereof to purchase all or any por tion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certif icates furnished by the Company hereunder shall be true and cor rect as of each Date of Delivery, and the Representative shall have received:

                  (1) A certificate of the Chief Financial Officer and Treasurer of the Company, dated such Date of Delivery, confirming that the certificate delivered at Closing Time pursuant to Section 5(c)(1) hereof remains true and correct as of such Date of Delivery.

                  (2) The opinion of Kramer, Levin, Naftalis & Frankel, Counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(1) and (b)(5) hereof.

                  (3) The opinion of the General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(2) and (b)(5) hereof.

                  (4) The opinion of counsel to the Company relating to matters under the Communications Act, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(3) and (b)(5) hereof.

                  (5) The favorable opinion of Brown & Wood, Counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by
         Section 5(b)(4) and (b)(5) hereof.

                  (6) A certificate of the specified officers of the Company and a letter from the Independent Accountants, in form and substance satisfactory to the Representative, each dated such Date of Delivery, substantially the same in scope and substance as the certificate and letter furnished to the Representative pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(g)(6) shall be a date not more than five days prior to such Date of Delivery.

                  (h) If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by the Representa tive by notice to the Company at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party, except that the covenant set forth in
Section 3(f) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8, 12 and 13 hereof shall remain in effect.

SECTION 6.  Indemnification.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amend ment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or neces sary to make the statements therein not misleading or aris ing out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circum stances under which they were made, not misleading;

             (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settle ment is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever (including, subject to Section 6(c) hereof, the reasonable fees and disbursements of counsel chosen by the Underwriters), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or pro ceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
         (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Repre sentative expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supple ment thereto), or made in reliance upon the Statements of Eligibility under the 1939 Act of the Trustees filed as an exhibit to the Registration Statement; provided, further, that if it shall ultimately be determined that the Underwriters are not entitled to be indemnified by the Company, the Underwriters shall repay to the Company any sums paid to the Underwriters by the Company pursuant to this Section 6.

                  (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with re spect to untrue statements or omissions, or alleged untrue state ments or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supple ment thereto) in reliance upon and in conformity with written information furnished to the Company by the
Representative ex pressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto); provided, however, that if it shall ultimately be determined that the Company is not entitled to be indemnified by the Underwriters, the Company shall repay to the Underwriters any sums paid to the Company by the Underwriters pursuant to this Section 6.

                  (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liabil ity which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own ex pense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 7.  Contribution.

                  In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 is for any reason held to be unenforceable by the in demnified parties although applicable in accordance with its terms, the Company and the Underwriters with respect to the Offered Securities shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contem plated by said indemnity agreement incurred by the Company and one or more of the Underwriters in respect of such offering, as incurred, in such proportions that such Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus in respect of such offering bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepre sentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contri bution as the Company.

SECTION 8.                 Representations, Warranties and Agreements to
                           Survive Delivery.

                  All representations, warranties and agreements con tained in this Agreement or any Terms Agreement, or contained in certificates of officers of the Company submitted pursuant here to, shall remain operative and in full force and effect, regard less of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Offered Securities.

SECTION 9.                 Termination of Agreement.

                  The Representative may terminate the applicable Terms Agreement, immediately upon notice to the Company, at any time at or prior to the applicable Closing Time (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration State ment and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordi nary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which shall be such as to make it, in the reasonable judgment of the Representative, impracticable to market the Offered Securities or enforce contracts for the sale of the Offered Securities, or (iii) if trading in any securities of the Company shall have been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities, or (iv) if the rating assigned by any nationally recognized securi ties rating agency to any debt securities of the Company as of the date of any applicable Terms Agreement shall have been lowered since that date of such Terms Agreement or if any such rating agency shall have publicly announced that it has placed any debt securities of the Company on what is commonly termed a "watch list" for possible downgrading, or (v) if there shall have come to the Representative's attention any facts that would cause the Representative reasonably to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Offered Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading. In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of Offered Securities shall remain in effect so long as any Underwriter owns any such Offered Securities purchased from the Company pursuant to the applicable Terms Agreement and (y) the covenant set forth in
Section 3(f) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8, 12 and 13 hereof shall remain in effect.

SECTION 10.                Default by One or More of the Underwriters.

                  If one or more of the Underwriters participating in an offering of Offered Securities shall fail at the applicable Closing Time to purchase the Offered Securities which it or they are obligated to purchase hereunder and under the applicable Terms Agreement (the "Defaulted Securities"), then the Represen tative shall have the right, within the first 24 hours there after, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, within such first 24 hour period, the Representative is unable to make arrangements for the purchase of all of the Defaulted Securities, then the Company shall have the right, within the next 24 hours thereafter, to make arrangements for any other underwriter(s) reasonably satisfactory to the non-defaulting Underwriters to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, after such 48 hours neither the Representative nor the Company shall have completed such arrange ments for the purchase of all of the Defaulted Securities, then:

                  (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Offered Securities to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations bear to the underwriting obliga tions of all non-defaulting Underwriters, or

                  (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Offered Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                  No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement and the applicable Terms Agreement.

                  In the event of any such default by any Underwriter or Underwriters as set forth in this Section 10, either the Repre sentative or the Company shall have the right to postpone the applicable Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration State ment or Prospectus or in any other documents or arrangements.

SECTION 11.                Notices.

                  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered by courier service or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the address of the Representative set forth in the applicable Terms Agreement; and notices to the Company shall be directed to it at 1801 Pennsylvania Avenue, N.W., Washington,
D.C. 20006, Attention:  General Counsel.

SECTION 12.                Parties.

                  This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the Company and any Under writer who becomes a party to a Terms Agreement, and their re spective successors. Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be con strued to give any person, firm or corporation, other than the parties hereto and their respective successors and the control ling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and said controlling persons and officer and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.                Governing Law.

                  This Agreement and any Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be per formed in such state.

SECTION 14.                Counterparts.

                  The  Terms   Agreement   may  be   executed  in  one  or  more
counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.

                                          MCI COMMUNICATIONS CORPORATION

                                            [Title of Debt Securities]

                                                  TERMS AGREEMENT




MCI Communications Corporation
1801 Pennsylvania Avenue, N.W.
Washington, D.C.  20006

Dear Sirs:

                  We (the "Representative") understand that MCI Communications Corporation (the "Company") proposes to issue and sell $_________ aggregate principal amount of its [Title of Debt Securities] (the "Offered Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the underwriters named below (the "Underwriters") agree to purchase, severally and not jointly, the principal amount of Offered Securities set forth opposite their respective names.

                                                            Principal Amount of
Underwriter                                                   Offered Securities





                           Total..........                      $


                  The Offered Securities shall have the following terms:

Title of Debt Securities:
Senior/Subordinated:
Interest rate:
Interest payable:
Date of maturity:
Public offering price:             %, plus accrued interest or
                                      amortized original issue
                                      discount, if any, from
                                       ___________, 19__.

Purchase                                                      price:   %,   plus
                                                              accrued   interest
                                                              or       amortized
                                                              original     issue
                                                              discount,  if any,
                                                              from  ___________,
                                                              19__  (payable  in
                                                              next day funds).


Closing time and location:
Additional Co-Managers, if any:
Redemption or repayment provisions:
Sinking fund requirements:
Number of Option Securities,
  if any, that may be purchased
  by the Underwriters:


Other terms:


                  All of the provisions in the document attached as Exhibit A hereto entitled "MCI Communications Corporation--Debt Securities--Underwriting Agreement Basic Provisions" are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if set forth in full herein.


                                [Representative]

                                        By ____________________________
                                           Acting on behalf of themselves and
                                                 the other named Underwriters


Accepted:

MCI COMMUNICATIONS CORPORATION

By:___________________________







                                                         2